Exhibit 4.2

Sutherland Asset Management Corporation

as Issuer

U.S. Bank National Association

as Trustee

Second Supplemental Indenture

Dated as of April 27, 2018

to the Indenture

Dated as of August 9, 2017

6.50% Senior Notes due 2021

TABLE OF CONTENTS

		Page

	ARTICLE 1

	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	Scope of Supplemental Indenture	1
Section 1.02	Definitions	1
Section 1.03	References to Principal	5

	ARTICLE 2

	THE SECURITIES

Section 2.01	Title and Terms; Payments	6
Section 2.02	Forms	6
Section 2.03	Transfer and Exchange	7
Section 2.04	Payments on the Securities	9

	ARTICLE 3

	OPTIONAL REDEMPTION

Section 3.01	Applicability of Article III of the Base Indenture	10
Section 3.02	No Sinking Fund	10
Section 3.03	Redemption	10
Section 3.04	Notice of Redemption; Selection of Securities	10
Section 3.05	Payment of Securities Called for Redemption	11
Section 3.06	Restrictions on Redemption	12

	ARTICLE 4

	PARTICULAR COVENANTS OF THE COMPANY

Section 4.01	Payment of Principal, Interest, Change of Control Payment and Redemption Price	12
Section 4.02	Maintenance of Office or Agency	12
Section 4.03	Appointments to Fill Vacancies in Trustee’s Office	12
Section 4.04	Provisions as to Paying Agent	12
Section 4.05	Reports	13
Section 4.06	Statements as to Defaults	14
Section 4.07	Limitation on Liens to Secure Payment of Company Borrowings	14
Section 4.08	Limitation on Unsecured Borrowings or Guaranty of Unsecured Borrowings by Subsidiaries	14
Section 4.09	Offer to Repurchase Upon a Change of Control Repurchase Event.	14

	ARTICLE 5

	REMEDIES

Section 5.01	Amendments to the Base Indenture	15
Section 5.02	Events of Default	16

i

ii

Section 9.10	No Recourse Against Others.	25
Section 9.11	The Trustee	25
Section 9.12	Submission to Jurisdiction	25
Section 9.13	Applicable Tax Law	25

EXHIBIT

Exhibit A                                             Form of Security

iii

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 27, 2018, between Sutherland Asset Management Corporation, a Maryland corporation (the “Company”), and U.S. Bank National Association (the “Trustee”), as trustee under the Indenture dated as of August 9, 2017, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s senior unsecured debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(c) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Article II of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 6.50% Senior Notes due 2021 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01                             Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

Section 1.02                             Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(2)                                 all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Applicable Tax Law” has the meaning specified in Section 9.13 hereof.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or the location of the corporate trust office of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such entity (including without limitation all warrants, options, derivative instruments, or rights of subscription or conversion relating to or affecting Capital Stock), whether outstanding on the issue date of the Securities or issued thereafter.

“Change of Control Offer” has the meaning specified in Section 4.09(a) hereof.

“Change of Control Payment” has the meaning specified in Section 4.09(b) hereof.

“Change of Control Payment Date” has the meaning specified in Section 4.09(b) hereof.

“Change of Control Repurchase Event” means (A) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Capital Stock entitling that person to exercise more than 50% of the total voting power of all the Capital Stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (B) following the closing of any transaction referred to in subsection (A), neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE Amex Equities, or the NYSE Amex, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the New York Stock Exchange, the NYSE Amex or the Nasdaq Stock Market.

“Close of Business” means 5:00 p.m., New York City time.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 8.02, shall include its successors and assigns.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 60 Livingston Avenue St. Paul, MN 55107, Attention: Global Corporate Trust Services.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 5.02 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“GAAP” means generally accepted accounting principles in the United States applied consistently from time to time.

“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depository or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Guarantee” means, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)                                 entered into primarily for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Holder” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Person in whose name a Security is registered in the Register’s books.

“incur” mean to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each January 30, April 30, July 30 and October 30, beginning on July 30, 2018.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, April 30, 2021.

“Note Guarantor” means any Subsidiary of the Company that Guarantees the Securities, until such Guarantee is released in accordance with the terms of this Indenture.

“Open of Business” means 9:00 a.m., New York City time.

“Operating Partnership” means Sutherland Partners, L.P., a Delaware limited partnership.

“Optional Redemption” has the meaning specified in Section 3.03(a).

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 2.09 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (C) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the person authorized by the Company to pay the principal amount of, interest on, Change of Control Payment of or Redemption Price of, any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Preliminary Prospectus Supplement” means the Preliminary Prospectus Supplement of the Company, dated April 23, 2018, to the Prospectus of the Company dated July 27, 2017, relating to the offering and sale of the Securities.

“Redemption Date” has the meaning specified in Section 3.04(a).

“Redemption Notice” has the meaning specified in Section 3.04(a).

“Redemption Price” has the meaning specified in Section 3.03(a).

“Regular Record Date” means, with respect to any Interest Payment Date, the January 15, April 15, July 15 and October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.

“Subsidiary” means, with respect to any Person and at any time, any other Person if more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“Successor Company” has the meaning specified in Section 8.02(a) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Total Stockholders’ Equity” means, with respect to any Person as of any determination date, the total stockholders’ equity (or, if such Person is not a corporation, the total equity interests of its partners, members or other equity owners) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” or “United States” means the United States of America.

Section 1.03                             References to Principal.

(a)                                 Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Security or Note in the Base Indenture or this Supplemental Indenture shall be deemed to include the Redemption Price and/or the Change of Control Payment, if, in such context, the Redemption Price and/or Change of Control Payment (as applicable) is, was or would be payable in accordance with Article 3 or Section 4.09, as applicable.  Unless the context otherwise requires, any express mention of the Redemption Price or the Change of Control Payment in any provision hereof shall not be construed as excluding the Redemption Price or the Change of Control Payment, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01                             Title and Terms; Payments.

(a)                                 Establishment; Designation. Pursuant to Section 2.02 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “6.50% Senior Notes due 2021.”

(b)                                 Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $57,500,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 2.04 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase of Securities pursuant to Sections 2.08, 2.09 and 2.11 of the Base Indenture and Article III and Section 4.09(d) hereof.

(c)                                  Further Issues. The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue as the Securities initially issued hereunder for United States federal income tax purposes. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)                                 Purchases. The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e)                                  Denominations. Pursuant to Section 2.02 of the Base Indenture, and notwithstanding Section 2.03 of the Base Indenture, the Securities will be issued only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

Section 2.02                             Forms.

(a)                                 In General. Pursuant to Section 2.01 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 2.08 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the Form of Assignment and Transfer.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.

(b)                                 Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depository for the Securities, which initially shall be issued in the form of one or more Global Securities (i) registered in the name of Cede & Co., as nominee of the Depository, and (ii) delivered to the Trustee as custodian for the Depository.

So long as the Securities are eligible for book-entry settlement with the Depository, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c)                                  Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03                             Transfer and Exchange.

(a)                                 In General. Notwithstanding anything to the contrary in Article II of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Section 4.09 hereof (unless the related Change of Control Offer is withdrawn) or that have been called for redemption in accordance with the provisions of Article 3 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer satisfactory to the Company and the Registrar.

At such time as all interests in a Global Security have been purchased, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)                                 Global Securities. Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c)                                  Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 2.13 of the Base Indenture) on such Security at the Maturity Date, in connection with a Change of Control Offer, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture:

(1)                                 Each Global Security will be exchanged for Physical Securities if the Depository delivers notice to the Company that the Depository is unwilling, unable or no longer permitted under applicable law to continue to act as Depository, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depository within 90 days after receiving notice from the Depository.

(2)                                 If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Registrar.

(3)                                 If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A)                               each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)                               the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C)                               the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a request of the Company, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A)                               the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Registrar by the Depository;

(B)                               the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a request of the Company, the Trustee, in accordance with Section 2.04 of the Base

Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C)                               the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A)                               the Company will deliver notice of such request to the Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)                               the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a request of the Company, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

(C)                               the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depository to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depository.

(d)                                 Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 2.08 of the Base Indenture.

Section 2.04                             Payments on the Securities.

(a)                                 In General. Each Security will accrue interest at a rate equal to 6.50% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, April 27, 2018. Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Redemption Date for such security and, subject to the provisions of Section 4.09 hereof, any Change of Control Payment Date. Interest on any Security will be payable quarterly in arrears on each Interest Payment Date, beginning July 30, 2018, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $25.00 in cash for each $25.00 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Redemption Date, or any Change of Control Payment Date falls, or if any payment, delivery, notice or other action by the

Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on the original due date date. Such payment will not result in a Default and no additional interest will accrue and no Default shall occur on account of such delay.

(b)                                 Method of Payment. The Company will pay the principal of, the Change of Control Payment for, and the Redemption Price for, with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in Saint Paul, Minnesota prior to 10:00 a.m. on the relevant payment date. The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Change of Control Payment for and the Redemption Price for, any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)                                  Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 2.13 of the Base Indenture.

ARTICLE 3

OPTIONAL REDEMPTION

Section 3.01                             Applicability of Article III of the Base Indenture.

(a)                                 Article III of the Base Indenture shall not apply to the Securities. Instead, the provisions of this Article 3 shall, with respect to the Securities, supersede in its entirety Article III of the Base Indenture.

Section 3.02                             No Sinking Fund.

(a)                                 Article XI of the Base Indenture shall not apply with respect to the Securities.

Section 3.03                             Redemption.

(a)                                 The Securities shall not be redeemed by the Company prior to April 30, 2019. On or after April 30, 2019, the Company may redeem the Securities (an “Optional Redemption”) for cash, in whole or from time to time in part, at the Company’s option, at a redemption price (the “Redemption Price”), prior to April 30, 2020 equal to 101% of the principal amount of the Securities to be redeemed, and on or after April 30, 2020 equal to 100% of the principal amount of the Securities to be redeemed, in each case plus accrued and unpaid interest thereon to but excluding, the redemption date.

Section 3.04                             Notice of Redemption; Selection of Securities.

(a)                                 If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Securities pursuant to Section 3.03, it shall fix a date for redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee not less than five calendar days prior to the date of the Redemption Notice (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall provide notice of such redemption (a “Redemption Notice”) not less than 30 nor more than

60 calendar days prior to the Redemption Date by mail or electronic delivery to each Holder of Securities so to be redeemed as a whole or in part at its last address as the same appears on the books of the Registrar. The Redemption Date must be a Business Day.

(b)                                 The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

(c)                                  Each Redemption Notice shall specify:

(1)                                 the Redemption Date;

(2)                                 the Redemption Price;

(3)                                 that on the Redemption Date, the Redemption Price will become due and payable upon each Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(4)                                 the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(5)                                 the CUSIP and ISIN or other similar numbers, if any, assigned to such Securities; and

(6)                                 in case any Security is redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued.

(d)                                 A Redemption Notice shall be irrevocable.

(e)                                  If fewer than all of the outstanding Securities are to be redeemed, the Securities shall be selected for Optional Redemption (in principal amounts of $25.00 or multiples thereof) on a pro rata basis or such other method the Trustee deems fair and appropriate and as is required by the Depository pursuant to the Applicable Procedures, provided that such method complies with the rules of any securities exchange on which the Securities are listed.

(f)                                   In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 3.05                             Payment of Securities Called for Redemption.

(a)                                 If any Redemption Notice has been given in respect of the Securities in accordance with Section 3.04, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)                                 Prior to the Open of Business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 3.06 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 3.06                             Restrictions on Redemption.

(a)                                 The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01                             Payment of Principal, Interest, Change of Control Payment and Redemption Price. This Section 4.01 shall replace Section 4.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of (including the Change of Control Payment and the Redemption Price, if applicable), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 4.02                             Maintenance of Office or Agency. This Section 4.02 replaces Section 2.05 of the Base Indenture in its entirety and references in the Base Indenture to Section 2.05 of the Base Indenture shall be deemed replaced with references to this Section 4.02.

The Company will maintain an office of the Paying Agent, an office of the Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar and Custodian, and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

Section 4.03                             Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04                             Provisions as to Paying Agent. This Section 4.04 shall replace Section 7.07 of the Base Indenture in its entirety and references in the Base Indenture to Section 7.07 of the Base Indenture shall be deemed replace with references to this Section 4.04.

(a)                                 If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)                                 that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, the Change of Control Payment for, and the Redemption Price for, the Securities in trust for the benefit of the holders of the Securities;

(2)                                 that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, the Change of Control Payment for, or the Redemption Price for, the Securities when the same shall be due and payable; and

(3)                                 that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Change of Control Payment for, and the Redemption Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, Change of Control Payment or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Change of Control Payment for or Redemption Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on, Change of Control Payment or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, Change of Control Payment for or Redemption Price for, the Securities when the same shall become due and payable.

(c)                                  Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

Section 4.05                             Reports. This Section 4.05 will replace Section 4.02 of the Base Indenture in its entirety.

The Company will file with the Trustee, within 15 days after it files the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 4.05 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.06                             Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 4.04 of the Base Indenture.

Section 4.07                             Limitation on Liens to Secure Payment of Company Borrowings. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien that secures obligations under any indebtedness of the Company (other than Guarantees of indebtedness of its Subsidiaries) on any of its or its Subsidiaries’ assets or property, unless the Securities and any Guarantee of the Securities are equally and ratably secured with the obligations secured by such other Lien. Any Lien created for the benefit of the Holders pursuant to this Section 4.07 may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to so secure the Securities.

Section 4.08                             Limitation on Unsecured Borrowings or Guaranty of Unsecured Borrowings by Subsidiaries(b)            .

(a)                                 The Company will not permit any of its Subsidiaries to incur any unsecured indebtedness or Guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of the Company or any of its Subsidiaries (other than (1) a mirror note issued by the Operating Partnership to the Company in connection with the incurrence by the Company of an unsecured borrowing, (2) other indebtedness issued by the Operating Partnership that ranks equal in right of payment with the mirror note issued on the date hereof to the Company in connection with the offering of the Securities described in the Preliminary Prospectus Supplement, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, Guaranteed, assumed or for which a Subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25.0 million and (b) 5.0% of the Company’s Total Stockholders’ Equity or (4) intercompany loans or other indebtedness where the borrower and lender are both Subsidiaries of the Company, provided that if a future Note Guarantor is the obligor on any such intercompany indebtedness which is owed to a Subsidiary which is not a Note Guarantor, the intercompany indebtedness will be expressly subordinated in right of payment to the Guarantee of the Securities), unless prior to incurring, Guaranteeing, assuming or becoming liable with respect to such indebtedness, such Subsidiary executes and delivers a supplemental indenture providing for a Guarantee of the obligations under Securities and this Indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or Guarantee provided by such Subsidiary of such other unsecured indebtedness.

(b)                                 The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Note Guarantor to become a Note Guarantor.  Any Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

(c)                                  A Note Guarantor will be released from its obligations under its Guarantee upon the release or discharge of any other indebtedness or Guarantee in respect of other indebtedness that resulted in the issuance of the Guarantee of the Securities.

Section 4.09                             Offer to Repurchase Upon a Change of Control Repurchase Event.

(a)                                 If a Change of Control Repurchase Event occurs, unless the Company has provided notice of the redemption of the Securities pursuant to Section 3.04 hereof, each holder of Securities will have the right to require the Company to purchase some or all (in minimum principal amounts of $25.00 or an integral multiple of $25.00 in excess thereof) of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”).

(b)                                 Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Securities purchased plus accrued and unpaid interest to, but not including, the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within 30 days following a Change of Control Repurchase Event or at the Company’s option, prior to any Change of Control Repurchase Event, but after the public announcement of a Change of Control Repurchase Event, the Company will deliver a notice in a manner provided in

Section 3.04 herein to each Holder (with a copy to the Trustee and the Paying Agent, if other than the Trustee) describing the Change of Control Repurchase Event and offering to repurchase Securities on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is sent. The Change of Control Offer shall, if given prior to the date of consummation of the Change of Control Repurchase Event, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date specified in the Change of Control Offer.

(c)                                  On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Securities properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)                                 deposit the Change of Control Payment with the Paying Agent in respect of all Securities so accepted; and

(3)                                 deliver to the Trustee the Securities accepted and an Officers’ Certificate stating the aggregate principal amount of all Securities purchased by the Company and requesting that such Securities be cancelled.

(d)                                 The Paying Agent will promptly send to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and send, or cause to be transferred by book entry, to each Holder a new Security in principal amount equal to any unpurchased portion of the Securities surrendered; provided that each new Security will be in a minimum principal amount of $25.00 and integral multiples of $25.00 in excess thereof.

(e)                                  The Company will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

(f)                                   The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 3.04 hereof (and all of the Securities are redeemed on or prior to the Redemption Date specified in such notice). Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control, if a definitive agreement is in place for the transaction that will give rise to a Change of Control Repurchase Event at the time the Change of Control Offer is made.

ARTICLE 5

REMEDIES

Section 5.01                             Amendments to the Base Indenture.

(a)                                 The Holders shall not have the benefit of Article VI of the Base Indenture and, with respect to the Securities, this Article 5 supersedes Article VI of the Base Indenture in its entirety.

(b)                                 Each reference in the Base Indenture to Section 6.04 is, with respect to the Securities, hereby deemed replaced by a reference to Section 5.04 hereof.

(c)                                  Each reference in the Base Indenture to Section 6.05 is, with respect to the Securities, hereby deemed replaced by a reference to Section 5.05 hereof.

(d)                                 Section 7.01(c) of the Base Indenture will be amended to delete “, or its willful misconduct,”.

Section 5.02                             Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a)                                 default in any payment of interest on any Security when due and payable, and the default continues for a period of thirty days;

(b)                                 default in the payment of the principal of or of any premium of any Security (including the the Redemption Price) when due and payable on the Maturity Date, upon Optional Redemption, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligations under Article 8 hereof;

(d)                                 default in tendering payment for the notes upon a Change of Control Repurchase Event, when such payment remains unpaid sixty days after issuance of the requisite notice;

(e)                                  default in the performance of any other obligation of the Company contained in this Supplemental Indenture or the Securities (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.02 specifically provided for or which does not apply to the notes), which continues for ninety days after written notice from the Trustee or the Holders of more than 25% of the aggregate outstanding principal amount of the Securities;

(f)                                   an event of default, as defined in any bond, note, debenture or other evidence of debt of the Company or any Significant Subsidiary in excess of $35,000,000 singly or in aggregate principal amount of such issues of such persons, whether such debt exists now or is subsequently created, which becomes accelerated so as to be due and payable prior to the date on which the same would otherwise become due and payable and such acceleration(s) shall not have been annulled or rescinded within thirty days of such acceleration or the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within thirty days of such payment default; provided, however, that if such event of default, acceleration(s) or payment default(s) are contested by the Company, a final and non-appealable judgment or order confirming the existence of the default(s) and/or the lawfulness of the acceleration(s), as the case may be, shall have been entered;

(g)                                  a final and non-appealable judgment or order for the payment of $35,000,000 singly, or in the aggregate (excluding any amounts covered by insurance) for all such final judgements or orders against all such persons: (i) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged and (ii) there shall by any period of sixty consecutive days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such person to exceed $35,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h)                                 the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)                                     an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

Section 5.03                             Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and premium if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately. If an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Securities.  At any time after the Trustee or the Holders have accelerated the repayment of the principal, premium, if any, and all unpaid interest on the Securities, but before the Trustee has obtained a judgment or decree for payment of money due, the Holders of a majority in aggregate principal amount of Outstanding Securities may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

Section 5.04                             Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Securities) all past Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from nonpayment of principal or interest or any other provisions that requires the consent of each affected Holder to amend).

Section 5.05                             Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to the Securities, provided that (i) such direction is not in conflict with any rule of law or the Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the Holders not joining therein. Before proceeding to exercise any right or power under the Indenture at the direction of the Holders, the Trustee is entitled to receive from those Holders security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

Section 5.06                             Limitation on Suits. A Holder will have the right to institute a proceeding with respect to the Indenture for any remedy under the Indenture if:

(a)                                 such Holder or Holders of not less than 25% in principal amount of the Outstanding Securities have given to the Trustee written notice of a continuing Event of Default with respect to the Securities;

(b)                                 such Holder or Holders have offered the Trustee indemnification or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities incurred in connection with such written request;

(c)                                  the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Securities a written direction inconsistent with the request within sixty days; and

(d)                                 the Trustee fails to institute the proceeding within the sixty days.

Notwithstanding the foregoing, the Holder has the right, which is absolute and unconditional, to receive payment of the principal of and interest on its Securities on the Interest Payment Dates or Maturity Date, as applicable (or, in the case of Optional Redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder. A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 5.07                             Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 5.02(a) or 5.02(b)  hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Change of Control Payment for, Redemption Price for, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 7.07 of the Base Indenture.

Section 5.08                             Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.09                             Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.10 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.10 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10                             Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.11                             Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.09 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12                             Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 5.13                             Priorities. If the Trustee collects any money pursuant to this Article 5, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Change of Control Payment for, Redemption Price for, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.13. If the Trustee so fixes a record date and a payment date, at least fifteen days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 5.14                             Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, Change of Control Payment for, or Redemption Price for, any Security on or after the due date expressed or provided for in this Indenture.

Section 5.15                             Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.16                             Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, including Section 7.05 of the Base Indenture, whenever a Default occurs and is continuing and is actually known to the Trustee, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal of, interest on, Change of Control Payment for or Redemption Price for, any Security or of a Default in the payment or delivery, as the case may be, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 6

SATISFACTION AND DISCHARGE

Section 6.01                             Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. The provisions set forth in this Article 6 shall, with respect to the Securities, supersede in their entirety Article VIII of the Base Indenture.

When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, any Redemption Date, on any Change of Control Payment Date or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Redemption Date or Change of Control Payment Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 6.02                             Deposited Monies to Be Held in Trust by Trustee. Subject to Section 6.04 hereof, all monies deposited with the Trustee pursuant to Section 6.01 hereof shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 6.03                             Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 6.04                             Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 6.05                             Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, if any, held by the Trustee or Paying Agent.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01                             Supplemental Indentures Without Consent of Holders. Section 9.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 7.01 shall replace Section 9.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)                                 to conform the terms of this Indenture or the Securities to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the issuer free writing prospectus related to the offering of the Securities filed by the Company with the Commission pursuant to Rule 433 under the Securities Act of 1933 on April 25, 2018;

(b)                                 to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(c)                                  to add guarantees with respect to the Securities and to remove guarantees in accordance with the terms of this Indenture and the Securities;

(d)                                 to secure the Securities;

(e)                                  to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;

(f)                                   to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities, including to eliminate any conflict with the Trust Indenture Act, so long as such action will not materially adversely affect the interests of Holders;

(g)                                  to make any change that does not adversely affect the rights of any Holder;

(h)                                 to provide for a successor Trustee;

(i)                                     to comply with the Applicable Procedures of the Depository; or

(j)                                    to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Section 7.02                             Supplemental Indentures With Consent of Holders. Section 9.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 7.02 shall replace Section 9.02 of the Base Indenture in its entirety.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)                                 reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b)                                 reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c)                                  reduce the principal of any Security or the amount payable upon Optional Redemption of any Security or change the Maturity Date;

(d)                                 change the place or currency of payment on any Security;

(e)                                  make any change that impairs or adversely affects the conversion rights of any Securities;

(f)                                   reduce the Change of Control Payment of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Change of Control Payment, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g)                                  impair the right of any Holder of Securities to receive payment of principal of, and interest, if any, on, its Securities, or to institute suit for the enforcement of any such payment with respect to such Holder’s Securities;

(h)                                 modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Securities; or

(i)                                     make any change to the provisions of this Article 7 that requires each Holder’s consent or in the waiver provisions in Section 5.04 of this Supplemental Indenture if such change is adverse to the rights of Holders of the Securities.

It shall not be necessary for any act or consent of Holders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 7.03                             Notice of Amendment or Supplement. After an amendment or supplement under this Article 7 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 8

SUCCESSOR COMPANY

Section 8.01                             Consolidation, Merger and Sale of Assets.

(a)                                 The provisions in Articles V of the Base Indenture shall not apply with respect to the Securities, and this Article 8 supersedes the entirety thereof.

Section 8.02                             Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8.04, the Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)                                 the Company shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities; and

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 8.03                             Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Change of Control Payment or Redemption Price), accrued and unpaid interest, if any, on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 8 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 8.04                             Opinion of Counsel to Be Given to Trustee. In the case of an such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 8.

ARTICLE 9

MISCELLANEOUS

Section 9.01                             Effect on Successors and Assigns. Notwithstanding Section 12.12 of the Base Indenture, all agreements of the Company, the Trustee, the Registrar and the Paying Agent in this Indenture and the Securities will bind their respective successors.

Section 9.02                             Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B)

Section 9.03                             No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 9.04                             Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 9.05                             Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9.06                             Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of accrued interest payable on the Securities. The Company shall make all calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations as provided to the Trustee to any Holder upon the written request of that Holder at the sole cost and expense of the Company.

Section 9.07                             Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.08                             Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 3.02 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Section 3.02 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent and the Registrar. Each notice to the Trustee, the Paying Agent and the Registrar shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent and the Registrar, as the case may be, to the Company.

The Trustee agrees to accept and act upon instructions or directions from the Company pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 9.09                             Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 9.10                             No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company’s in this Indenture or the Securities or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, incorporator, stockholder or controlling person of the Company or of any successor person thereof. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 9.11                             The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 9.12                             Submission to Jurisdiction. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 9.13                             Applicable Tax Law. In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 9.08 of this Indenture, such information concerning the Holders of the Securities as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Securities under this Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Securities under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Securities by accepting a Security shall be deemed to have agreed to the foregoing provisions of this Section 9.13 and to provide to the Trustee or the Company such information concerning such Holder as the Trustee or the Company may reasonably request in order to determine whether the Trustee or the Company has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Thomas E. Capasse
Name: Thomas E. Capasse
Title: Chairman and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

(1)                                 [Do not delete - this paragraph generates the automatic page number]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

No.:	[ ]
CUSIP:	86933F 701
ISIN:	US86933F7015

Principal Amount $[                 ]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto](1)

Sutherland Asset Management Corporation
6.50% Senior Notes due 2021

Sutherland Asset Management Corporation, a Maryland corporation, promises to pay to [                 ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[                ] on April 30, 2021 (the “Maturity Date”).

Interest Payment Dates: January 30, April 30, July 30 and August 30, beginning on July 30, 2018.

Regular Record Dates: January 15, April 15, July 15 and August 15.

Additional provisions of this Security are set forth on the other side of this Security.

(1)  Include for Global Securities only.

1-1

IN WITNESS WHEREOF, SUTHERLAND ASSET MANAGEMENT CORPORATION has caused this instrument to be duly signed.

SUTHERLAND ASSET MANAGEMENT CORPORATION.

By:
Name:
Title:

1-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

1-3

[FORM OF REVERSE OF SECURITY]

SUTHERLAND ASSET MANAGEMENT CORPORATION

6.50% Senior Notes due 2021

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of August 9, 2017 (herein called the “Base Indenture”), and as further supplemented by the Second Supplemental Indenture, dated as of April 27, 2018 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and U.S. Bank National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities shall not be redeemed by the Company prior to April 30, 2019. As provided in and subject to the provisions of the Indenture, on or after April 30, 2019, the Company may redeem the Securities for cash, in whole or from time to time in part, at the Company’s option, at a redemption price, prior to April 30, 2020 equal to 101% of the principal amount of the Securities to be redeemed, and on or after April 30, 2020 equal to 100% of the principal amount of the Securities to be redeemed, in each case plus accrued and unpaid interest thereon to but excluding, the redemption date, and upon the occurrence of certain conditions specified in the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Change of Control Repurchase Event, the Company will make an offer purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $25.00 or an integral multiple of $25.00 in excess thereof, on the Change of Control Payment Date at a price equal to the Change of Control Payment for such Change of Control Payment Date.  As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of a Change of Control Payment for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Change of Control Payment or the Redemption Price) and interest on this Security at the time, place and rate, and in the coin and currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $25.00 and integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM	Tenants in common
TEN ENT	Tenants by the entireties
JT TEN	Tenants with right of Survivorship and not as tenants in common
CUST	Custodian
U/G/M/A	Uniform Gift to Minors Act

Additional abbreviations may also be used though not in the above list.

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ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

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ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to                      transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

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